Putnam Tax Smart Equity Fund, October 31, 2009, Annual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72DD1 	        Class A		   $531
		Class B		     7
		Class C		     8

72DD2	        Class M		    $1
		Class Y		     *

*Represents less then 1 (000's omitted)

73A1		Class A		    $0.058
		Class B		     0.005
		Class C		     0.005

73A2		Class M		   $0.006
		Class Y		    0.088